UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2021

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 East Greenwich Avenue
West Warwick, RI 02893
(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On March 25, 2021, AstroNova, Inc. (the “Company”) issued a press release reporting the financial results for its fiscal fourth quarter and year ended January 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 2.02 of this report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 24, 2021, the Company entered into a First Amendment to Credit Agreement (the “Amendment”) to its Amended and Restated Credit Agreement dated as of July 30, 2020 (the “Existing Credit Agreement”; the Existing Credit Agreement amended by the Amendment, the “Amended Credit Agreement”) with Bank of America, N.A., as lender (the “Lender”), and the Company’s subsidiaries ANI ApS and TrojanLabel ApS. Immediately prior to the closing of the Amendment, the Company repaid $2,576,000 in principal amount of the term loan outstanding and borrowed by it under the Existing Credit Agreement, the resulting outstanding balance of the term loan was $10,000,000, and the Company had no amount drawn and outstanding under the revolving credit facility under the Existing Credit Agreement.

The Amended Credit Agreement provides for (i) a term loan to the Company in the principal amount of $10,000,000, and (ii) a $22,500,000 revolving credit facility available to the Company for general corporate purposes. At the closing of the Amendment , the Company borrowed the entire $10,000,000 term loan to refinance the outstanding term loan under the Existing Credit Agreement; no amount was borrowed under the revolving credit facility.

Under the Amended Credit Agreement, revolving credit loans may continue to be borrowed, at the Company’s option, in U.S. Dollars or, subject to certain conditions, Euros, British Pounds, Canadian Dollars or Danish Kroner.

The Amended Credit Agreement requires that the term loan be paid in quarterly installments on the last day of each fiscal quarter of the Company over the term of the Amended Credit Agreement on the following repayment schedule: the principal amount of each quarterly installment required to be paid on the last day of each of the Company’s fiscal quarters ending on or about April 30, 2021 through January 31, 2022 is $187,500; the principal amount of each quarterly installment required to be paid on the last day of each of the Company’s fiscal quarters ending on or about April 30, 2022 through January 31, 2023 is $250,000; the principal amount of each quarterly installment required to be paid on the last day of each of the Company’s fiscal quarters ending on or about April 30, 2023 through January 31, 2025 is $312,500; the principal amount of each quarterly installment required to be paid on the last day of each of the Company’s fiscal quarters ending on or about April 30, 2025 and July 31, 2025 is $500,000; and the entire remaining principal balance of the term loan is required to be paid on September 30, 2025. The Company may voluntarily prepay the term loan, in whole or in part, from time to time without premium or penalty (other than customary breakage costs, if applicable). The Company may repay borrowings under the revolving credit facility at any time without premium or penalty (other than customary breakage costs, if applicable), but in any event no later than September 30, 2025, and any outstanding revolving loans thereunder will be due and payable in full, and the revolving credit facility will terminate, on such date. The Company may reduce or terminate the revolving line of credit at any time, subject to certain thresholds and conditions, without premium or penalty.

The Amended Credit Agreement includes an uncommitted accordion provision under which the term loan and/or revolving credit facility commitments thereunder may be increased in an aggregate principal amount not exceeding $10,000,000, subject to the Company’s obtaining the agreement of the Lender and the satisfaction of certain other conditions.

As under the Existing Credit Agreement, the loans under the Amended Credit Agreement are subject to certain mandatory prepayments, subject to various exceptions, from (a) net cash proceeds from certain dispositions of property, (b) net cash proceeds from certain issuances of equity, (c) net cash proceeds from certain issuances of additional debt and (d) net cash proceeds from certain extraordinary receipts.

Amounts repaid under the revolving credit facility may be reborrowed, subject to continued compliance with the Amended Credit Agreement. No amount of the term loan that is repaid may be reborrowed.

The interest rates under the Existing Credit Agreement were modified in the Amended Credit Agreement as follows: the term loan and revolving credit loans bear interest at a rate per annum equal to, at the Company’s option, either (a) the LIBOR Rate as defined in the Amended Credit Agreement (or, in the case of revolving credit loans denominated in a currency other than U.S. Dollars, the applicable quoted rate), plus a margin that varies within a range of 1.60% to 2.30% based on the Company’s consolidated leverage ratio, or (b) a fluctuating reference rate equal to the highest of (i) the federal fund rate plus 0.50%, (ii) Bank of America’s publicly announced prime rate, (iii) the LIBOR Rate plus 1.00%, or (iv) 0.50%, plus a margin that varies within a range of 0.60% to 1.30% based on the Company’s consolidated leverage ratio. In addition to certain other fees and expenses that the Company is required to pay to the Lender, the Company is required to pay a commitment fee on the undrawn portion of the revolving credit facility that varies within a range of 0.15% and 0.30% based on the Company’s consolidated leverage ratio.

The Company must comply with various customary financial and non-financial covenants under the Amended Credit Agreement. The financial covenants under the Amended Credit Agreement consist of a maximum consolidated leverage ratio and a minimum consolidated fixed charge coverage ratio. The minimum EBITDA, minimum consolidated asset coverage ratio, minimum liquidity and maximum capital expenditures covenants with which the

Company was required to comply under the Existing Credit Agreement were eliminated by the Amendment. The primary non-financial covenants limit the Company’s and its subsidiaries’ ability to incur future indebtedness, to place liens on assets, to pay dividends or distributions on their capital stock, to repurchase or acquire their capital stock, to conduct mergers or acquisitions, to sell assets, to alter their capital structure, to make investments and loans, to change the nature of their business, and to prepay subordinated indebtedness, in each case subject to certain exceptions and thresholds as set forth in the Amended Credit Agreement, certain of which provisions were modified by the Amendment.

The Lender is entitled to accelerate repayment of the loans and to terminate its revolving credit commitment under the Amended Credit Agreement upon the occurrence of any of various customary events of default, which include, among other events, the following (which are subject, in some cases, to certain grace periods): failure to pay when due any principal, interest or other amounts in respect of the loans, breach of any of the Company’s covenants or representations under the loan documents, default under any other of the Company’s or its subsidiaries’ significant indebtedness agreements, a bankruptcy, insolvency or similar event with respect to the Company or any of its subsidiaries, a significant unsatisfied judgment against the Company or any of its subsidiaries, or a change of control of the Company.

The Company’s obligations under the Amended Credit Agreement continue to be secured by substantially all of the personal property assets of the Company (including a pledge of the equity interests held by the Company in its subsidiaries ANI ApS, AstroNova GmbH AstroNova SAS), subject to certain exceptions, and by a mortgage on the Company’s owned real property in West Warwick, Rhode Island. Pursuant to the Amendment, the guarantees of the Company’s obligations under the Existing Credit Agreement that were previously provided by ANI ApS and TrojanLabel ApS were released.

Item 8.01	Other Items.

On March 23, 2021, the Company’s Board of Directors fixed June 8, 2021 as the date of the Company’s 2021 annual meeting of shareholders (the “Annual Meeting”). The record date for the Annual Meeting will be April 9, 2021. Further details regarding the Annual Meeting will appear in the Company’s 2021 proxy statement.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated March 25, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: March 25, 2021	By:	/s/ David S. Smith
David S. Smith
Vice President, Chief Financial Officer and Treasurer

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